Exhibit 99.1

As previously announced, U.S. Cellular will hold a teleconference Aug. 7, 2007, at 10:00 a.m. Chicago time.  Interested parties may listen to the call live over the Internet by accessing the conference call page of the Investor Relations section of www.teldta.com or www.uscc.com.

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE:   IMMEDIATE

U.S. CELLULAR REPORTS STRONG SECOND QUARTER 2007 RESULTS;
ADJUSTS GUIDANCE UPWARD

CHICAGO – Aug. 7, 2007 - United States Cellular Corporation [AMEX:USM] reported service revenues of $906.2 million for the second quarter of 2007, up 14.5 percent from $791.7 million for the comparable period one year ago.  The company recorded operating income of $123.5 million, up 56.5 percent from $78.9 million for the second quarter of 2006.  Net income and diluted earnings per share were $147.6 million and $1.67, respectively, compared to net income and diluted earnings per share of $50.1 million and $0.57, respectively, for the comparable period one year ago.

Second Quarter Highlights

•       The total number of customers increased 5.4 percent year over year to 6,010,000.  The number of retail customers increased 6.8 percent to 5,448,000.

•       Average monthly revenue per unit (ARPU) increased 8.3 percent to $50.42.

•       Data revenues grew 77.2 percent to $85.4 million, 9.4 percent of service revenues.

•       Operating income grew 56.5 percent to $123.5 million.

•       Cash flows from operating activities were $181.1 million for the quarter and $436.1 million for the first six months.

“U.S. Cellular is driven to provide the very best in customer satisfaction,” said John E. Rooney, president and chief executive officer.  “We continue to differentiate ourselves from the competition by providing an exceptional quality customer experience each and every time with an emphasis on the postpay customer.  In the quarter, total customers surpassed 6 million and 95 percent were postpay.

“U.S. Cellular had a very strong second quarter financially,” said Rooney.  “Service revenues grew an impressive 14.5 percent driven by growth in the subscriber base and higher average revenue per customer.  Our ARPU grew again for the sixth consecutive quarter to $50.42, and an increase of 8 percent over the second quarter a year ago.  Data revenues were up 77 percent in the quarter to over $85 million, representing 9 percent of service revenues.  Coupled with the strong revenue growth was a sharp improvement in operating margin which expanded significantly from the second quarter a year ago.

“Going forward, we are continuing to concentrate our efforts on growing our existing markets, improving profitability and increasing cash flow.  At this time we have no plans to open any significant new markets this year or next,” concluded Rooney.

Reseller Customers

Reseller customers historically have been classified as postpay and represented approximately 10% of total postpay customers as of June 30, 2007.  In 2007, U.S. Cellular and its third party reseller changed the method of reporting reseller customer disconnects.  The change affects the calculation of total postpay churn per month.  Under the new method of reporting, the total postpay churn rate including reseller customers was 1.9 percent.  The retail postpay churn rate, which excludes reseller customers and thus was not impacted by the change, was 1.4 percent.

Gain on Investments

The forward contracts related to U.S. Cellular’s investment in Vodafone American Depository Receipts (ADRs) matured on May 7, 2007.  U.S. Cellular delivered the Vodafone ADRs in settlement of the forward contracts and sold the remaining shares.  U.S. Cellular recorded a $131.7 million pre-tax gain on the settlement of the forward contracts and sale of the remaining shares.

Share Repurchases

On April 4, 2007, U.S. Cellular entered into an agreement with an investment bank to purchase 670,000 of its common shares through an accelerated share repurchase (“ASR”) for approximately $49 million.  Also, on July 10, 2007, U.S. Cellular entered into an additional agreement with the same investment bank to purchase 168,000 of its common shares through an ASR for approximately $16 million.

Guidance

Guidance for the year ending Dec. 31, 2007 is as follows.  There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular 2007 guidance as of Aug. 7, 2007 is as follows:
Net Retail Customer Additions	375,000 – 425,000
Service Revenues	Approx. $3.6 billion
Operating Income	$395 - $445 million
Depreciation, Amortization & Accretion	Approx. $615 million
Capital Expenditures	$600 - $615 million

As previously announced, U.S. Cellular will hold a teleconference Aug. 7, 2007, at 10:00 a.m. Chicago time.  Interested parties may listen to the call live over the Internet by accessing http://www.videonewswire.com/event.asp?id=41601 or the conference call page of the Investor Relations section of www.uscc.com.  You can also connect to the teleconference by telephone (US/Canada) at (800)706-9695 with a conference ID # 11759028.  The conference call will be archived on the conference call section of the U.S. Cellular web site at www.uscc.com.

Prior to the start of the call, certain financial and statistical information discussed during the conference call comments will be posted to the web site, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed.  Investors may access this additional information on the conference call page of the Investor Relations section of the U.S. Cellular web site.

About U.S. Cellular

As of June 30, 2007, U.S. Cellular Corporation, the nation's sixth-largest network wireless service carrier, employed 8,100 associates and provided wireless service to 6 million customers in 26 states.  The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support, and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:   All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to:  The ability of the company to successfully manage and grow the newly launched markets; changes in competition in the markets in which the company operates; changes in the overall economy; changes due to industry consolidation; advances in telecommunications technology; changes in the telecommunications regulatory environment; changes in the value of assets; changes in the value of investments; an adverse change in the ratings afforded our debt securities by accredited ratings organizations; risks and uncertainties relating to restatements and possible future restatements; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates,  average monthly revenue per unit, churn rates, roaming terms and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit: www.uscellular.com.

###

UNITED STATES CELLULAR CORPORATION
SUMMARY OPERATING DATA

Quarter Ended	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
Consolidated Markets:
Total population (000s) (1)	81,581	56,048	55,543	55,543	55,543
All customers -
Customer units	6,010,000	5,973,000	5,815,000	5,729,000	5,704,000
Gross customer unit activations	418,000	459,000	389,000	365,000	347,000
Net customer unit activations	37,000	152,000	86,000	25,000	48,000
Market penetration (1)	7.4%	10.7%	10.5%	10.3%	10.3%
Retail customers -
Customer units	5,448,000	5,377,000	5,225,000	5,127,000	5,099,000
Gross customer unit activations	347,000	397,000	375,000	353,000	331,000
Net customer unit activations	71,000	146,000	98,000	28,000	49,000

Cell sites in service	6,140	6,004	5,925	5,726	5,583
Average monthly revenue per unit (2)	$50.42	$48.69	$48.15	$47.93	$46.54
Retail service revenue per unit (2)	$43.87	$42.69	$42.21	$41.75	$40.92
Inbound roaming revenue per unit (2)	$2.68	$2.33	$2.34	$2.55	$2.28
Long-distance/other revenue per unit (2)	$3.87	$3.67	$3.60	$3.63	$3.34
Minutes of use (MOU) (3)	858	783	749	725	719
Retail postpay churn rate per month (4)	1.4%	1.3%	1.5%	1.7%	1.6%
Capital Expenditures (000s)	$137,100	$109,700	$158,400	$152,800	$151,400

(1)             Market penetration is calculated using 2006 Claritas population estimates for all periods of 2007 and 2005 Claritas estimates for all periods of 2006. “Total population” represents the total population of each of U.S. Cellular’s consolidated markets, regardless of whether the market has begun marketing operations (without duplication of population in overlapping markets). The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless Services, Inc. are not included in the total population counts for any period. In the quarter ended 6/30/07, the FCC granted Barat Wireless’ applications with respect to 17 licenses for which it was the winning bidder in Auction 66.

(2)             Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:

Service Revenues per Financial Highlights	$906,218	$860,583	$831,663	$821,820	$791,705
Components:
Retail service revenue during quarter	$788,535	$754,515	$729,072	$715,896	$696,079
Inbound roaming revenue during quarter	$48,084	$41,268	$40,354	$43,806	$38,745
Long-distance/other revenue during quarter	$69,599	$64,800	$62,237	$62,118	$56,881

Divided by average customers during quarter (000s)	5,991	5,892	5,757	5,716	5,670
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$50.42	$48.69	$48.15	$47.93	$46.54
Retail service revenue per unit	$43.87	$42.69	$42.21	$41.75	$40.92
Inbound roaming revenue per unit	$2.68	$2.33	$2.34	$2.55	$2.28
Long-distance/other revenue per unit	$3.87	$3.67	$3.60	$3.63	$3.34

(3)             Average monthly local minutes of use per customer (without roaming).

(4)             Retail postpay churn rate per month is calculated by dividing the average monthly customer disconnects during the quarter by the average customer base for the quarter.

UNITED STATES CELLULAR CORPORATION

FINANCIAL HIGHLIGHTS

Three Months Ended June 30,

(Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)
	2007	2006	Amount	Percent
Operating Revenues
Service	$906,218	$791,705	$114,513	14.5%
Equipment sales	65,428	54,432	10,996	20.2%
Total Operating Revenues	971,646	846,137	125,509	14.8%
Operating Expenses
System operations (excluding depreciation shown below)	176,409	150,555	25,854	17.2%
Cost of equipment sold	151,015	133,416	17,599	13.2%
Selling, general and administrative	371,894	342,769	29,125	8.5%
Depreciation, amortization and accretion	148,856	140,486	8,370	6.0%
Total Operating Expenses	848,174	767,226	80,948	10.6%

Operating Income	123,472	78,911	44,561	56.5%

Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	22,980	21,957	1,023	4.7%
Interest and dividend income	2,653	9,807	(7,154)	(72.9%)
Interest expense	(21,325)	(23,007)	1,682	(7.3%)
Fair value adjustment of derivative instruments	(17,849)	(922)	(16,927)	N/M
Gain (loss) on investments	131,686	—	131,686	N/M
Other income	91	(140)	231	N/M
	118,236	7,695	110,541	N/M
Income Before Income Taxes and Minority Interest	241,708	86,606	155,102	N/M
Income tax expense	91,500	33,683	57,817	N/M
Income Before Minority Interest	150,208	52,923	97,285	N/M
Minority share of income	(2,637)	(2,859)	222	(7.8%)
Net Income	$147,571	$50,064	$97,507	N/M

Basic Weighted Average Common Shares Outstanding (000s)	87,590	87,281	309	0.4%
Basic Earnings Per Share	$1.68	$0.57	$1.11	N/M

Diluted Weighted Average Common Shares Outstanding (000s)	88,410	88,083	327	0.4%
Diluted Earnings Per Share	$1.67	$0.57	$1.10	N/M

N/M - Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION

FINANCIAL HIGHLIGHTS

Three Months Ended June 30,

(Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)
	2007	2006	Amount	Percent
Operating Revenues
Service	$1,766,801	$1,560,927	$205,874	13.2%
Equipment sales	139,519	121,586	17,933	14.7%
Total Operating Revenues	1,906,320	1,682,513	223,807	13.3%
Operating Expenses
System operations (excluding depreciation shown below)	343,693	303,873	39,820	13.1%
Cost of equipment sold	305,694	276,732	28,962	10.5%
Selling, general and administrative	726,825	670,473	56,352	8.4%
Depreciation, amortization and accretion	298,113	282,511	15,602	5.5%
Total Operating Expenses	1,674,325	1,533,589	140,736	9.2%

Operating Income	231,995	148,924	83,071	55.8%

Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	46,078	41,440	4,638	11.2%
Interest and dividend income	5,203	10,395	(5,192)	(49.9%)
Interest expense	(45,009)	(46,215)	1,206	(2.6%)
Fair value adjustment of derivative instruments	(5,388)	3,893	(9,281)	N/M
Gain (loss) on investments	131,686	—	131,686	N/M
Other income	(494)	62	(556)	N/M
	132,076	9,575	122,501	N/M
Income Before Income Taxes and Minority Interest	364,071	158,499	205,572	N/M
Income tax expense	135,388	62,393	72,995	N/M
Income Before Minority Interest	228,683	96,106	132,577	N/M
Minority share of income	(6,711)	(6,596)	(115)	1.7%
Net Income	$221,972	$89,510	$132,462	N/M

Basic Weighted Average Common Shares Outstanding (000s)	87,735	87,247	488	0.6%
Basic Earnings Per Share	$2.53	$1.03	$1.50	N/M

Diluted Weighted Average Common Shares Outstanding (000s)	88,615	87,994	621	0.7%
Diluted Earnings Per Share	$2.50	$1.02	$1.48	N/M

N/M - Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION

CONSOLIDATED BALANCE SHEET HIGHLIGHTS

(Unaudited, dollars in thousands)

ASSETS

	June 30,	December 31,
	2007	2006
Current Assets
Cash and cash equivalents	$146,082	$32,912
Marketable equity securities	—	249,039
Accounts receivable from customers and other	409,771	407,438
Inventory	118,072	117,189
Prepaid expenses	46,277	34,955
Other current assets	19,816	13,385
	740,018	854,918

Investments
Licenses	1,500,092	1,494,327
Goodwill	491,316	485,452
Customer lists	21,381	26,196
Marketable equity securities	16,248	4,873
Investments in unconsolidated entities	155,514	150,325
Notes and interest receivable—long-term	4,482	4,541
	2,189,033	2,165,714

Property, Plant and Equipment
In service and under construction	5,313,726	5,120,994
Less accumulated depreciation	2,715,722	2,492,146
	2,598,004	2,628,848

Other Assets and Deferred Charges	30,356	31,136

Total Assets	$5,557,411	$5,680,616

UNITED STATES CELLULAR CORPORATION

CONSOLIDATED BALANCE SHEET HIGHLIGHTS

(Unaudited, dollars in thousands)

LIABILITIES AND SHAREHOLDERS’ EQUITY

	June 30,	December 31,
	2007	2006
Current Liabilities
Current portion of Long-term Debt	$—	$159,856
Derivative Liability	—	88,840
Notes payable	—	35,000
Accounts payable
Affiliates	10,038	13,568
Trade	237,522	241,303
Customer deposits and deferred revenues	141,116	123,344
Accrued taxes	70,492	26,913
Accrued compensation	38,635	47,842
Deferred Taxes	—	26,326
Other current liabilities	90,632	93,718
	588,435	856,710

Long-term Debt	1,002,066	1,001,839

Deferred Liabilities and Credits	795,983	792,088

Minority Interest	39,518	36,700

Common Shareholders’ Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,313,041	1,290,829
Treasury Shares	(21,609)	(14,462)
Accumulated other comprehensive income	10,082	80,382
Retained earnings	1,741,843	1,548,478
	3,131,409	2,993,279

Total Liabilities and Shareholders’ Equity	$5,557,411	$5,680,616